Exhibit 99.2

GlobalSCAPE® Acquires TappIn™ – December 5, 2011

Frequently Asked Questions (FAQs)

GENERAL

What are you announcing?

San Antonio-based GlobalSCAPE, Inc. has acquired Seattle-based mobile file sharing innovator TappIn, Inc., formerly known as HomePipe Networks, Inc. The acquisition was closed on Friday, December 2, 2011.

TappIn allows users to instantly access and securely share all files stored on a home or office computer from any web browser and all popular mobile devices. Unlike competing solutions, TappIn eliminates the need to upload files to a central location (for example to a cloud-based data repository) in order to access them remotely.

Who is TappIn?

TappIn was founded in 2009 by a team of technology veterans with deep expertise in building data security software that is easy-to-use. Their extensive experience and know-how are fully incorporated into the TappIn solution. TappIn’s co-founders Chris Hopen and Parvez Anandam, and all employees, will remain with the company after the acquisition. Additional information on TappIn can be found at www.TappIn.com.

Why did GlobalSCAPE acquire TappIn?

The TappIn acquisition speeds GlobalSCAPE’s entry into the growing market for content mobility and furthers our long term strategy to enable consumers and businesses to securely access and move files from anywhere, anytime, and on any device. We continue to remove barriers between users and their content, stored in multiple locations, while maintaining privacy and security regardless of the device being used.

TappIn executives Chris Hopen and Parvez Anandam’s extensive security background with SSL and VPN technologies aligns with our vision of secure information exchange. We believe their considerable experience in developing software-as-a-service and mobile solutions will accelerate our growth.

What are the benefits for GlobalSCAPE? For TappIn?

GlobalSCAPE is a recognized leader in secure file transfer. TappIn is a compelling addition to our portfolio of solutions that help consumers and businesses move files and data securely and efficiently, while also delivering management, auditing, and reporting capabilities. The combination of TappIn with GlobalSCAPE will allow the companies to work synergistically in developing new business opportunities and expanding existing customer relationships.

Who are TappIn’s customers? Competitors?

TappIn currently has more than 100,000 customers, primarily consumers and small businesses. Its competitors include DropBox, Box.net, Yousendit, and GoToMyPC. However, these competitors typically impose significant constraints on users or have inherent security issues that create additional market opportunities for TappIn.

What benefits does TappIn provide its customers?

TappIn eliminates the need to upload files to a central location in order to access them remotely and allows users to instantly and securely retrieve all files stored on a home or office computer from any web browser and all popular mobile devices. This method removes the need for uploading, syncing, or paying for additional cloud storage. The service securely accesses the user’s existing storage devices, allows sharing files of any size, and provides encryption to safeguard content.

GlobalSCAPE, Inc. 4500 Lockhill Selma Rd., Suite 150, San Antonio, TX 78249 210-308-8267 | 1-800-290-5054 | www.globalscape.com	Page 1 of 6

What are the benefits for GlobalSCAPE’s customers?

TappIn adds a convenient and easy-to-use solution for our consumer and small business customers, providing them with a new option for securely sharing files using most mobile devices, home and office computers, and browsers.

What effect will this have on competition?

GlobalSCAPE’s acquisition of TappIn will allow TappIn to grow more rapidly and to reach additional new business and international markets by leveraging our global market reach. TappIn’s increased exposure and growth should further stimulate the marketplace for content mobility solutions, while also providing a strong alternative to competitors.

What are the benefits for your business and government customers?

In addition to the benefits already mentioned, businesses and government customers who are restricted to keeping their data in-house now have a simple and convenient way to access and share that data.

STRATEGIC

What is GlobalSCAPE’s long-range strategy? How does TappIn fit in? What need does the acquisition fill for you?

Acquiring TappIn is a key step forward in our strategy of secure information exchange and to advance our concept of Total Path Security, or protecting data wherever it resides, both in motion and at rest. We are expanding from a recognized secure file transfer leader into the cloud services, email security, backup recovery, and endpoint security markets. Through this acquisition, we are in a better position to provide our customers with enhanced services and technology in the content mobility market that were not formerly available.

Why make the acquisition now?

The trend for the foreseeable future is toward greater mobile productivity. We believe users will seek out and ultimately demand the kind of file and data access flexibility, with appropriate security, that solutions like TappIn offer. As adoption of cloud solutions increases, TappIn uniquely meets an important need for content mobility, while also providing access to data synced to the cloud. We estimate the Mobile Content Access and Sharing market is approximately $6 billion annually, and expect it to grow to $12 billion by 2016.

TECHNOLOGY

What type of technologies/capabilities does GlobalSCAPE provide today?

GlobalSCAPE provides software and services that enable customers to exchange information quickly, securely, and reliably. More than 15,000 companies across the globe use our enterprise solutions, and our CuteFTP solution is used by more than 2 million customers worldwide.

What type of technologies/capabilities does TappIn provide today?

TappIn’s service provides mobile consumers and businesses a convenient and secure way to access, view, and share files from most mobile devices, platforms, and browsers anytime, anywhere.

Are there any specific challenges to integrating your technologies/capabilities? If so, what are they, and how will you manage that?

With any technology integration, there will be challenges, but we believe they are minimal and manageable with the resources we have in hand. Our goal now is to integrate our companies and our capabilities to bring the benefits of the acquisition to our customers as quickly as possible.

GlobalSCAPE, Inc. 4500 Lockhill Selma Rd., Suite 150, San Antonio, TX 78249 210-308-8267 | 1-800-290-5054 | www.globalscape.com	Page 2 of 6

How will the integration work? Will customers have to do anything different?

Our engineering, product marketing, and sales teams are coordinating closely, including maintaining the product vision and roadmap, integrating processes, and sharing best practices. TappIn customers will not have to do anything differently –the transition will be transparent to them other than some additional joint branding and possible links to complementary solutions.

Will this change your network architecture, technology, or investment requirements?

The technical teams will continue to optimize the technical infrastructure and investment to support TappIn and to leverage the service for our other offerings.

How does TappIn compare with services such as DropBox or YouSendIt? These solutions seem to be growing in popularity.

With both DropBox and YouSendIt, users must decide which files they want to access or share and then upload them, creating a secondary place to store a subset of the same content they have on their home or office computers. DropBox charges for this storage based on volume; YouSendIt charges for each file sent.

With TappIn, there’s no need to upload files to a central location in order to access them remotely, and users can instantly retrieve all files stored on a home or work computer from any web browser and most Internet-enabled mobile devices. This method removes the need for uploading, syncing, or paying for additional cloud storage.

If TappIn enables access to data, without first needing to upload files to the cloud, what is the practical impact on users?

Because TappIn stores and provides access to users’ data where it resides rather than forcing the use of a particular location or provider, users can begin sharing files within minutes, not hours, days, or even weeks. The setup process is very simple and does not require a long file upload process to a different provider.

How does TappIn’s technology work?

Please visit the TappIn website at www.TappIn.com for insight on how the technology works.

How does the TappIn solution compare with the broad data storage trend of cloud computing?

Rather than requiring that all data be stored or synchronized in a central location, TappIn allows users to store the data where they want it and access it when they need it. This can be on a home computer, at the office, or on a mobile computing device. TappIn provides the convenience of cloud storage without the cost or time delay of uploading users’ files.

We think it’s important to offer users this choice to address total data access needs, even as the transition continues toward greater adoption of cloud solutions. In some situations, accessing data uploaded to the cloud is the best approach. However, with TappIn, we are providing the additional option to customers whose circumstances are better served (whether due to speed, convenience, or cost considerations) by directly accessing data from home or office computer hard drives. While providing this flexibility, TappIn also allows users to take advantage of their existing cloud-based synchronization with folders on accessible devices.

Our focus has always been enabling secure access to data in all environments, i.e., Total Path Security, for consumers, small businesses, and enterprises—and now with TappIn, that includes content mobility.

GlobalSCAPE, Inc. 4500 Lockhill Selma Rd., Suite 150, San Antonio, TX 78249 210-308-8267 | 1-800-290-5054 | www.globalscape.com	Page 3 of 6

ORGANIZATIONAL/MANAGEMENT

How many employees does TappIn have? GlobalSCAPE?

TappIn currently has eight employees plus several contractors; GlobalSCAPE has 84 employees plus more than a dozen contractors.

Will there be any layoffs on either side?

No layoffs are contemplated as part of this transaction.

What’s going to happen to TappIn’s employees?

TappIn employees will become GlobalSCAPE employees with full benefits, but will continue working within the wholly owned subsidiary and reporting structure of TappIn.

What role will TappIn’s top executives have at GlobalSCAPE?

The TappIn team will continue operating as a subsidiary, with support from the GlobalSCAPE corporate office. The reporting structure within TappIn will essentially remain the same, with CEO Chris Hopen’s title changing to president of TappIn. Mr. Hopen will report to Craig Robinson, GlobalSCAPE’s president and Chief Operating Officer.

Is there any provision in the deal that keeps TappIn’s executives in place for a period of time?

Yes, there are earnout provisions that extend over the next three years. We also have executed employment agreements and contracts with key TappIn executives.

Are any of TappIn’s operations or people moving to San Antonio?

Not at this time.

How will TappIn’s sales team be integrated into GlobalSCAPE?

GlobalSCAPE and TappIn’s business development and sales forces will be combined and fortified under the new, integrated team structure. Additional resources will be added to the integrated team during 2012.

Does TappIn have any other products and what will happen to them?

TappIn has focused on developing their content mobility solution. They have no other products at this time.

Is there any customer overlap between the companies? Do you expect any issues?

There is no material customer overlap. We expect to be able to cross sell in both directions, but primarily selling TappIn capabilities to GlobalSCAPE customers.

Does TappIn have any technology partners/OEMs/etc.?

Yes. TappIn has a range of partners including resellers, OEM, affiliates, referral, platform, and developers.

What does the acquisition mean for GlobalSCAPE employees?

The acquisition marks the beginning of a new chapter for GlobalSCAPE employees. Some employees and teams will expand their responsibilities in order to support the TappIn team.

Will GlobalSCAPE management remain intact? Are there any changes expected?

Yes. GlobalSCAPE management will stay intact. There are no expected changes in our management as a result of this acquisition.

GlobalSCAPE, Inc. 4500 Lockhill Selma Rd., Suite 150, San Antonio, TX 78249 210-308-8267 | 1-800-290-5054 | www.globalscape.com	Page 4 of 6

BRANDING

What will the new company be called?

GlobalSCAPE is acquiring the legal entity, HomePipe Networks Inc., which is now known as TappIn, Inc. TappIn is now a wholly owned subsidiary of GlobalSCAPE.

How will you handle branding? Will TappIn be rebranded as GlobalSCAPE?

The TappIn service will be called TappIn™ by GlobalSCAPE®.

Will there be a major advertising or marketing push to support the new capabilities?

Yes. Advertising and media exposure for TappIn is a significant priority for GlobalSCAPE in 2012 and beyond. GlobalSCAPE is actively planning advertising campaigns for launch in 2012.

FINANCIAL

What is the expected impact to GlobalSCAPE’s financial performance?

TappIn is an early-stage company, previously funded by a small number of private investors. The company is well resourced, through the acquisition by GlobalSCAPE, to execute its business plan. The acquisition currently is not expected to materially impact GlobalSCAPE’s gross margin and EPS in 2012 as the two companies integrate their operations. GlobalSCAPE currently expects positive impacts to these financial metrics by the 2013 timeframe after the integration is completed.

What are the expected synergies and where will they come from?

GlobalSCAPE is a global leader in enabling secure information exchange, including on-premises and cloud-based solutions. TappIn is an innovator in the content mobility market that intersects the managed file transfer, cloud services, data security, and endpoint security markets. The synergies result from this intersection and our ability to now provide solutions to a wide range of new endpoints (tablets and smartphones) while increasingly leveraging existing technologies into this rapidly growing market space. Similarly, TappIn will be able to cross-leverage GlobalSCAPE’s technology and substantial customer base for current and new solutions.

You recently announced Q3 financial performance. Does the acquisition change your 2011 revenue estimate of $21+ million?

No. The acquisition does not change our financial outlook for 2011.

TRANSACTIONAL

What are the terms of the transaction? How much did GlobalSCAPE pay for TappIn?

The terms of the acquisition include a $9 million cash payment at closing on December 2, 2011 , plus an $8 million (total potential) earn out tied to specific TappIn revenue performance and product goals over three years, concluding on December 31, 2014. The terms of the acquisition allow GlobalSCAPE to pay the earnout amounts, should they become payable, in cash or in a combination of cash and stock.

How did GlobalSCAPE pay for the acquisition? Cash, stock, or a combination?

GlobalSCAPE paid $9 million in cash, which included approximately $2 million from our cash balances, which were $13.4 million as of September 30, 2011, and approximately $7 million from a recently established loan from Bank of San Antonio.

GlobalSCAPE, Inc. 4500 Lockhill Selma Rd., Suite 150, San Antonio, TX 78249 210-308-8267 | 1-800-290-5054 | www.globalscape.com	Page 5 of 6

Since this is primarily a cash transaction, there will be minimal dilution for existing GlobalSCAPE shareholders. The only shareholder dilution is related to new stock option grants for TappIn employees.

When will the acquisition be accretive?

GlobalSCAPE currently believes the acquisition will be accretive in fiscal 2013 and will not materially impact financial performance in the interim.

Why acquire TappIn now?

The acquisition of TappIn brings a compelling technology from an early-stage company that will position GlobalSCAPE for a long-term play in secure data mobility. This is a market characterized by exponential growth and very attractive valuations for companies in the market. Because TappIn is an early-stage company with innovative technology, the acquisition makes sense from the perspective of both time-to-market and company valuation.

Why is TappIn worth $17 million?

The acquisition is valued at $9 million initially, with an additional $8 million potentially payable depending on future TappIn revenue performance. We believe this valuation is appropriate given TappIn’s market focus, current stage of development with proven technology, established business relationships, user base, and highly experienced executive team.

When did the acquisition discussions begin and which side initiated them?

GlobalSCAPE has publicly discussed its intent to expand through organic growth, potentially augmented through acquisition. The company routinely conducts discussions with prospective partners and, occasionally, with acquisition targets as part of its normal course of business. The discussions with TappIn began through a mutual introduction.

Are there more acquisitions to come?

We continue to examine opportunities to help our customers conduct their business securely and efficiently. As previously announced and stated in our 10-K filing dated March 29, 2011, we will continue to make, buy, build, or partner decisions as appropriate for our customer needs and to further our overall strategic business direction.

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GlobalSCAPE, Inc. 4500 Lockhill Selma Rd., Suite 150, San Antonio, TX 78249 210-308-8267 | 1-800-290-5054 | www.globalscape.com	Page 6 of 6